Registration No. 33-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Great Lakes Chemical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1765035 (I.R.S. Employer Identification No.)
500 East 96th Street, Suite 500
Indianapolis, Indiana 46240
(Address of Principal Executive Offices)

Great Lakes Chemical Corporation
Supplemental Savings Plan
(Full title of the plan)

Karen Witte Duros
Vice President and
Associate General Counsel
Great Lakes Chemical Corporation
500 East 96th Street, Suite 500
Indianapolis, Indiana 46240
(Name and address of agent for service)

(317) 715-3000
(Telephone number, including area code, of agent for service)

Copies to:

Stephen J. Hackman
Ice Miller
One American Square, Box 82001
Indianapolis, Indiana 46282

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered[1]	Amount to be Registered[2]	Proposed Maximum Offering Price Per Unit[3]	Proposed Maximum Aggregate Offering Price[3]	Amount of Registration Fee

Common Stock	16,500 shares	$24.69	$407,385	$37.47

[1]	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
[2]	These are additional securities of the same class, to be offered pursuant to the same employee benefit plan as those registered pursuant to Registration No. 333-00543. Pursuant to General Instruction E of Form S-8, this registration statement covers only the additional shares being registered.
[3]	The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported for the Common Stock on December 3, 2002.

INFORMATION INCORPORATED BY REFERENCE

        The contents of the registrant’s Registration Statements on Form S-8, File No. 333-00543, heretofore filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 6, 2002.

GREAT LAKES CHEMICAL CORPORATION By: /s/ Mark P. Bulriss Mark P. Bulriss, President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints John J. Gallagher III, Jeffrey M. Lipshaw and Karen Witte Duros, and each or any of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2002.

/s/ Mark P. Bulriss Mark P. Bulriss	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ John J. Gallagher III John J. Gallagher III	Senior Vice President, Chief Executive Officer (Principal Financial Officer)
/s/ William L. Sherwood William L. Sherwood	Vice President, Corporate Controller (Principal Accounting Officer)
/s/ Nigel D. T. Andrews Nigel D. T. Andrews	Director
/s/ James W. Crownover James W. Crownover	Director
/s/ Thomas M. Fulton Thomas M. Fulton	Director
/s/ Martin M. Hale Martin M. Hale	Director
/s/ Louis E. Lataif Louis E. Lataif	Director
/s/ John C. Lechleiter John C. Lechleiter	Director
/s/ Mack G. Nichols Mack G. Nichols	Director
/s/ Jay D. Proops Jay D. Proops	Director

        Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on December 6, 2002.

GREAT LAKES CHEMICAL CORPORATION SUPPLEMENTAL SAVINGS PLAN By: /s/ William L. Sherwood William L. Sherwood Compensation and Incentive Committee

GREAT LAKES CHEMICAL CORPORATION

FORM S-8

INDEX TO EXHIBITS

Exhibit Number Assigned in Regulation S-K Item 601	Description of Exhibit

(4)	Not applicable

(5)	Not applicable

(15)	Not applicable

(23) 23.01	Consent of Ernst & Young

(99)	Not applicable